                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERIQUEST TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

AmeriQuest letterhead

                               DECEMBER 31, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of AmeriQuest Technologies, Inc. ("AmeriQuest") will be held on January 28, 1999, at 9:30 a.m., local time, at our corporate headquarters located at 2465 Maryland Road, Willow Grove, PA 19090 for the following purposes:

     (1) to elect five directors;

     (2) to consider a proposal to approve the 1998 Equity Compensation Plan;
         and

     (3) to transact any other business appropriately brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE THE 1998 EQUITY COMPENSATION PLAN. PLEASE READ THE ATTACHED PROXY STATEMENT FOR FURTHER INFORMATION.

Stockholders of record at the close of business on December 18, 1998 will be entitled to vote at the Annual Meeting.

The approximate date of mailing for this proxy statement is December 31, 1998.

Sincerely yours,

Jon D. Jensen
Chief Operating Officer,
Chief Financial Officer and Secretary

              TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                   YOU ARE URGED TO COMPLETE, DATE, SIGN AND
                         RETURN THE ENCLOSED PROXY CARD
                              AS SOON AS POSSIBLE.

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
General Information..............      1
Proposal 1: Election of
  Directors......................      2
 Information about the Board of
   Directors.....................      3
Proposal 2: 1998 Equity
  Compensation Plan..............      4
Stock Ownership..................      8
Executive Officers
  Compensation...................      9
Report of the Compensation
  Committee......................     10
Performance Graph................     12
Other Information................     13
 Recent Change of Control........     13

                                     PAGE
                                     ----
 Certain Relationships and
   Certain Transactions..........     14
 Compensation Committee
   Interlocks and Insider
   Participation.................     14
 Compliance under Section 16(a)
   of the Securities Exchange Act
   of 1934.......................     14
 Expenses of Solicitation........     14
 Accountants.....................     14
 Proposals for Next Year's
   Meeting.......................     15
Exhibit -- 1998 Equity
  Compensation Plan..............     16

                         AMERIQUEST TECHNOLOGIES, INC.
                               2465 MARYLAND ROAD
                           WILLOW GROVE, PENNSYLVANIA

                              GENERAL INFORMATION

WHAT ARE YOU VOTING FOR

Two matters will be voted on at the Annual Meeting:

     (1) the election of five directors; and

     (2) a proposal to approve the 1998 Equity Compensation Plan (the "Plan").

Your Board of Directors recommends that you vote for its five nominees for election to the Board and the proposal to approve the Plan. Information concerning the Board's nominees and the Plan are contained in this Proxy Statement.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly come before the meeting, the persons named as proxies on the enclosed proxy card intend to vote upon such matters as they deem appropriate.

VOTING

Stockholders as of the close of business on December 18, 1998 are entitled to vote at the Annual Meeting. As of that date, there were 66,881,906 shares of common stock eligible to vote. Each share of common stock is entitled to one vote.

To vote, you should sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the Board's nominees for election to the Board and FOR the proposal to approve the Plan.

You have the right to revoke your proxy at any time before the meeting by: (1) notifying AmeriQuest's Secretary at the address listed above, (2) returning a later-dated proxy card or (3) voting in person at the Annual Meeting.

THE ANNUAL MEETING

There must be a quorum for action to be taken at the Annual Meeting. A "quorum" is holders of a majority of the outstanding shares of common stock and the holders may be present in person or by proxy. If you submit a properly executed proxy card, then you will be considered part of the quorum even if you withhold your vote in the election of directors and abstain from voting on other proposals; in addition, "broker non-votes" are counted as present for establishing a quorum. However, abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, often because the broker does not have the authority to do so.

Any stockholder of record as of December 18, 1998 can attend the Annual Meeting.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve until the 1999 Annual Meeting and until his successor is elected and qualified.

The Board currently consists of J.R. Dick Iverson, Jon D. Jensen, Alexander C. Kramer, Jr., Marc L. Werner, Edward B. Cloues II, Walter A. Reimann and Charles
C. Soltis. Mr. Kramer, Mr. Jensen, Mr. Cloues, Mr. Reimann and Mr. Soltis have been nominated for re-election by the Board. We have provided below information on each of the nominees.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

ALEXANDER C. KRAMER, JR.        Mr. Kramer, age 55, has served as President and
                                Chief Executive Officer and as a director of AmeriQuest since October 1997. From November
                                1995 to October 1997 Mr. Kramer served
                                AmeriQuest in various positions, most recently as Vice President and General Manager of the Advanced System Group. Mr. Kramer was Vice
                                President-Operations of Robec, Inc. for thirteen years until its acquisition by AmeriQuest in November 1995. Mr. Kramer also currently serves as co-president of Listen Group Partners LLC
                                ("Listen Group"), an entity which owns
                                approximately 48% of AmeriQuest's common stock.

JON D. JENSEN                   Mr. Jensen, age 55, has served as Chief
                                Operating Officer, Chief Financial Officer and
                                Secretary since October 1997 and as a director of AmeriQuest since August 1998. From November
                                1995 to October 1997, he served as controller of our Advanced Systems Group. Between September
                                1994 and November 1995, Mr. Jensen served as
                                Chief Financial Officer of Robec, Inc., which was acquired by AmeriQuest in November 1995. He also worked part time as a director and acting chief financial officer at the Fredericks
                                Company from May 1995 to January 1997. Prior to joining Robec, Mr. Jensen was treasurer and controller of Philadelphia Gear, Inc. from 1988 until June 1994. Mr. Jensen currently serves as co-president of Listen Group.

EDWARD B. CLOUES II             Mr. Cloues, age 50, has served as a director of
                                AmeriQuest since December 1998. He has served as the chairman of the board and chief executive officer of K-Tron International, Inc., a manufacturer of industrial feeders, since
                                January 1998. Prior to joining K-Tron, Mr.
                                Cloues was a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which is
                                AmeriQuest's general outside counsel. He is also a director and non-executive Chairman of the Board of AMREP Corpora-tion, a real estate development company and provider of distribution and fulfillment services to publishers.

WALTER A. REIMANN               Mr. Reimann, age 68 served as a director of
                                AmeriQuest since December 1998. He has been the president and chief executive officer of The
                                Fredericks Company, a specialty glass and sensors manufacturing company whose products are used in commercial and military applications, since 1983.

CHARLES W. SOLTIS               Mr. Soltis, age 59, has served as a director of
                                AmeriQuest since December 1998. He been the managing partner of Soltis Management Services, a general management consulting firm which he founded, since 1972.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS

The Board of Directors met four times in the last fiscal year and acted by written consent three times in the last fiscal year.

COMMITTEES

The Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

The AUDIT COMMITTEE reviews the adequacy of our internal control systems and financial reporting procedures. In addition, the Audit Committee reviews the general scope of our audit, the fees charged by the independent accountants, and the performance of non-audit services provided by the independent accountants. The Audit Committee consists of Messrs. Cloues and Reimann.

The COMPENSATION COMMITTEE recommends to the Board of Directors the compensation of AmeriQuest's chief executive officer and chief financial officer, reviews and takes action on the recommendations of the chief executive officer as to the appropriate compensation for our other officers, reviews other compensation and personnel development matters generally and administers the stock option plans. The Compensation Committee consists of Messrs. Reimann and Soltis.

COMPENSATION

AmeriQuest pays its outside directors $1,500 per calendar quarter and $1,000 per meeting attended, plus expenses incurred to attend meetings. As a member of the Board's Acquisition Committee, Mr. Werner was paid an additional $5,000 per month from September 1997 to August 1998. In addition, all directors are eligible to receive stock options as a form of supplemental compensation.

                                   PROPOSAL 2

                         1998 EQUITY COMPENSATION PLAN

The Board of Directors has adopted, subject to stockholder approval, the 1998 Equity Compensation Plan (the "Plan"). The following is a summary of the key features of the Plan. Please refer to the full text of the Plan, attached as an Exhibit to this Proxy Statement, for a more complete description of the terms of the Plan.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE PLAN. YOUR BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO APPROVE THE 1998 EQUITY COMPENSATION PLAN.

                              SUMMARY OF THE PLAN

WHAT IS THE PLAN'S PURPOSE?

The purpose of the Plan is to provide designated employees, consultants and advisors who perform services for AmeriQuest or its subsidiaries and non-employee members of the Board with the opportunity to receive stock options and stock awards. We believe that the Plan will encourage the participants to contribute materially to our growth, thereby benefitting AmeriQuest's stockholders, and will align the economic interests of the participants with those of the stockholders.

HOW MANY SHARES MAY BE GRANTED UNDER THE PLAN?

The Plan provides for the issuance of up to 4,700,000 shares. If options terminate, expire or lapse unexercised or if restricted stock is forfeited, the shares attributable to such grants and awards may again be subject to grants under the Plan. The Plan provides that no more than 800,000 shares may be subject to grants to any individual during any calendar year. The shares issuable under the Plan are in addition to the options to purchase approximately 1,910,000 shares issued (and additional 90,000 options issuable) under the 1996 Equity Incentive Plan and options to purchase approximately 128,141 shares issued under stock options plans of predecessor companies.

HOW IS THE PLAN ADMINISTERED?

The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") which consists of two persons. The Compensation Committee has full power and authority to administer and interpret the Plan.

The Compensation Committee selects the employees, consultants, advisors and non-employee directors to receive grants and determines the number of shares of common stock that will be subject to each grant. As of the date of mailing of this proxy statement, there are approximately 70 employees, and 5 non-employee directors eligible to receive grants under the Plan. No options or other awards have been granted under the Plan.

WHAT KIND OF OPTIONS CAN BE GRANTED? WHAT LIMITATIONS APPLY TO THE GRANTS?

The Plan provides for the grant of incentive stock options ("ISOs") and non-qualified stock options. ISOs are stock options that meet certain conditions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). ISOs provide certain benefits to option holders who meet the Code's holding period requirements. Non-qualified stock options are options other than ISOs.

The Compensation Committee will establish the terms of the grants, including vesting and exercise periods. The option price of an option may be equal to, greater than or less than the fair market value of a share of common stock on the date of grant, provided that (i) the option price of an ISO may not be less than the fair market value of a share of common stock on the date of grant and
(ii) an ISO that is granted to a holder of 10% of our common stock must have an option price of not less than 110% of the fair market value of the common stock on the date of grant.

The Compensation Committee determines the term of each option, which may not exceed ten years from the date of grant. However, an ISO granted to a holder of 10% or more of our common stock may not have a term longer than five years from the date of grant. The grantee may pay the option price (i) in cash, (ii) with the consent of the Compensation Committee, by tendering shares of common stock owned by the grantee, or (iii) by another method approved by the Compensation Committee, including payment through a broker. Options may be exercised while the grantee is an employee, consultant, advisor or member of the Board or within a specified time after termination of employment or service, depending on the circumstances of the termination of their employment or service.

WHAT KINDS OF STOCK AWARDS MAY BE MADE UNDER THE PLAN?

The Compensation Committee may grant unrestricted or restricted stock to employees, consultants, advisors or non-employee directors as it deems appropriate. The Compensation Committee will establish the amount and terms of each stock grant.

MAY GRANTS BE TRANSFERRED BY THE PARTICIPANT?

Grants under the Plan may not be transferred except upon the grantee's death or, with respect to grants other than ISOs, if permitted by the Compensation Committee pursuant to a domestic relations order. The Compensation Committee may permit a grantee to transfer nonqualified stock options to family members or certain trusts or partnerships on such terms as the Compensation Committee deems appropriate.

WHAT HAPPENS IN THE EVENT OF A "CHANGE OF CONTROL"?

The Plan provides that, unless the Compensation Committee determines otherwise, in the event of a Change of Control (as defined below), outstanding options will automatically accelerate and become fully exercisable and restrictions and conditions on outstanding stock grants will immediately lapse. Unless the Compensation Committee determines otherwise, upon a Change of Control where AmeriQuest is not the surviving corporation (or survives only as a subsidiary of another corporation), outstanding options will be assumed by or replaced with comparable options to purchase securities of the surviving corporation. The Plan permits the Compensation Committee, in the event of a Change of Control, to require that grantees surrender their outstanding options in exchange for payment by AmeriQuest, in cash or common stock, of the amount by which the fair market value of the common stock exceeds the option price, or the Compensation Committee may terminate unexercised options after giving the grantees an opportunity to exercise their outstanding options.

A Change of Control will be deemed to occur if (i) any person (other than AmeriQuest or certain related entities or person) acquires our securities representing more than 50% of the voting power of our then outstanding securities, subject to certain exceptions; (ii) a merger or consolidation of AmeriQuest occurs where the stockholders immediately before the transaction will not hold, immediately after the transaction, more than 50% of the stock of the surviving corporation, (iii) a sale or other disposition of substantially all of the assets of AmeriQuest occurs, (iv) a liquidation or dissolution of AmeriQuest occurs, (v) any person has commenced a tender offer or exchange offer for 30% or more of the voting power of our stock; or (vi) after the date the Plan is approved by the stockholders, directors are elected such that a majority of the Board members have been members for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

DOES THE PLAN PROVIDE FOR ANTI-DILUTION ADJUSTMENTS?

Yes, in the event of certain changes in our stock (such as stock splits, stock dividends and recapitalizations), the Compensation Committee may adjust the number or kind of shares of common stock and the option price subject to outstanding options and stock grants, and the number and type of shares of common stock that may be issued under the Plan (including the individual limit on grants during a year).

WHEN WILL THE PLAN TERMINATE? HOW IS THE PLAN AMENDED?

The plan provides that it will terminate ten years from its effective date. The Compensation Committee may amend or terminate the Plan, provided that the Compensation Committee shall not amend the Plan without stockholder approval if such approval is required in order for incentive stock options to meet the requirements of section 422 of the Code or to exempt compensation under the Plan from the limits of section 162(m) of the Code.

                 FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

Under the Code, as currently in effect, a director, consultant, advisor or employee receiving nonqualified stock options under the Plan will not recognize income when the options are granted. The grantee will recognize ordinary income upon the exercise of a nonqualified stock option to the extent that the fair market value of the shares at the time of exercise exceeds the option price. AmeriQuest is generally entitled to a corresponding deduction for federal income tax purposes at the time of exercise.

ISOs may only be granted to employees. An employee generally will not recognize federal taxable income upon the grant or exercise of an ISO. An employee who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the option price. As a general rule, if an employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the employee will recognize ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain. The tax rate of capital gain depends on the length of time the employee held the shares prior to the disposition. AmeriQuest generally will not be entitled to a tax deduction by reason of an exercise of an ISO, unless a disqualifying disposition occurs.

Under Section 162(m) of the Code, AmeriQuest may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any year. Total remuneration generally includes amounts received upon the exercise of options and amounts taxable upon the grant or vesting of stock awards. An exception exists for performance-based compensation that meets certain requirements. Options under the Plan are intended to qualify for treatment as performance-based compensation, but stock awards will not qualify for such treatment.

As of December 18, 1998, the last reported sales price of the common stock as reported on the OTC Bulletin Board was 5/64 or approximately 8 cents per share.

                                STOCK OWNERSHIP

The following table shows how much stock the officers, directors, director-nominees and holders of more than 5% of outstanding common stock beneficially owned as of December 18, 1998. In general a person is considered to "beneficially own" shares if the person has the power to vote or transfer the shares for the purposes of this table, a person is also considered to beneficially own shares that may be issued upon exercise of stock options that are exercisable currently or within 60 days. Each stockholder listed below has the sole power to vote or transfer shares listed to the stockholder's name, unless otherwise noted.

                                                         BENEFICIAL OWNERSHIP
                                                       AS OF DECEMBER 18, 1998
                                              ------------------------------------------
                                                 AGGREGATE NUMBER OF
NAME                                          SHARES BENEFICIALLY OWNED   PERCENTAGE(1)
----                                          -------------------------   --------------
Listen Group Partners, L.L.C.(2)............         31,849,878                47.6%
Alexander C. Kramer, Jr.(3).................         31,871,384                47.7%
Jon D. Jensen(4)............................         31,849,878                47.6%
Marc L. Werner(5)...........................             80,000                   *
J.R. Dick Iverson...........................             10,000                   *
Edward B. Cloues II.........................                  0                   *
Walter A. Reimann...........................                  0                   *
Charles W. Soltis...........................                  0                   *
Directors and Officers as a Group...........         31,961,384                47.8%

-------------------------

 *  Less than 1% of AmeriQuest's outstanding shares of common stock.

(1) All percentages are based on 66,881,906 shares outstanding on December 18, 1998. If a person holds options that are currently exercisable or exercisable within 60 days, the number of shares underlying the options are considered outstanding and beneficially owned for the purpose of computing that person's percentage ownership. Such shares are not considered outstanding for the purpose of computing the beneficial ownership of others listed in the table.

(2) The address for Listen Group is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090. Listen Group is an entity equally owned and managed by AmeriQuest executive officers: Alexander C. Kramer, Jr. and Jon D. Jensen.

(3) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and options to purchase 21,506 shares of common stock which are currently exercisable. Mr. Kramer's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

(4) Consists solely of the 31,849,878 shares of common stock held by Listen Group (see note 2). Mr. Jensen's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

(5) Includes 20,000 shares of common stock held by Mr. Werner as custodian for certain of his children.

                        EXECUTIVE OFFICERS COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table shows, for the last three fiscal years, the cash and other compensation paid to Mr. Kramer and Mr. Jensen, AmeriQuest's only executive officers. For the purposes of this section, Messrs. Kramer and Jensen are referred to as the "Named Executive Officers."

                                                                  ANNUAL
                                                               COMPENSATION
                                                           --------------------
NAME                                               YEAR     SALARY      BONUS
----                                               ----    --------    --------
Alexander C. Kramer, Jr.(1)......................  1998    $200,000    $145,000
  President and Chief Executive Officer            1997    $150,000    $165,000
                                                   1996    $150,000    $ 19,974
Jon D. Jensen(2).................................  1998    $157,500    $145,000
  Chief Financial Officer and                      1997    $140,000    $ 94,000
  Chief Operating Officer                          1996    $125,000    $  2,692

-------------------------

(1) Mr. Kramer assumed the position of President and Chief Executive Officer on October 7, 1997. Prior to that date, Mr. Kramer served AmeriQuest in various capacities.

(2) Mr. Jensen assumed the position of Chief Financial Officer and Chief Operating Officer on October 7, 1997. Prior to that date, Mr. Jensen served AmeriQuest in various capacities.

                       OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to the Named Executive Officers in fiscal year 1998.

                             FISCAL YEAR END VALUES

The following table shows the number and value of options held as of September 30, 1998 by the Named Executive Officers. No Named Executive Officer exercised any options in fiscal year 1998.

                                 NUMBER OF SECURITIES
                                      UNDERLYING                 VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                   FISCAL YEAR END                 FISCAL YEAR END
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
Alexander C. Kramer, Jr....    21,506           5,376              --              --
Jon D. Jensen..............         0               0              --              --

                             EMPLOYMENT AGREEMENTS

AmeriQuest and Alexander C. Kramer, Jr. entered into an Employment Agreement dated as of October 1, 1997 under which Mr. Kramer serves as our President and Chief Executive Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $200,000 and an annual performance bonus of up to $229,000 if Mr. Kramer achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Kramer's service "without cause," Mr. Kramer would be entitled to severance pay equal to six month's salary; should Mr. Kramer be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

AmeriQuest and Jon D. Jensen entered into an Employment Agreement dated October 1, 1997 under which Mr. Jensen serves as our Chief Financial Officer and Chief Operating Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $157,500 and an annual performance bonus of up to $180,000 if Mr. Jensen achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Jensen's service "without cause," Mr. Jensen would be entitled to severance pay equal to six month's salary; should Mr. Jensen be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

Mr. Kramer and Mr. Jensen waived the change of control provisions in their respective employment agreements with respect to the transaction pursuant to which the Listen Group acquired shares from Computer 2000. See "Recent Change of Control" on page 13.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors performs five principal tasks. It:

     - recommends to the full Board the compensation of AmeriQuest's chief executive officer and chief operating officer,

     - reviews the recommendations of the chief executive officer as to the appropriate compensation of AmeriQuest's other officers,

     - approves the granting of any bonuses to officers,

     - generally reviews other compensation and personnel development matters, and

     - administers the stock option plans.

In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable AmeriQuest to attract, retain and reward executive officers of outstanding ability. Employees of Computer 2000 who also served as officers and directors of the Company were paid by Computer 2000.

AmeriQuest's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of AmeriQuest. Base salary levels for AmeriQuest's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at AmeriQuest. Cash bonuses based on individual and company performance have been used to create an incentive for outstanding performance.

Although AmeriQuest has a September 30 fiscal year, executive base salaries are reviewed by the Committee annually in January, with any adjustments normally becoming effective on January 1. During this review the Committee considers the performance of AmeriQuest during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of the executive during that year.

On October 27, 1997 Alexander C. Kramer was promoted to chief executive officer and Jon D. Jensen was promoted to chief operating officer and chief financial officer. The Compensation Committee desired to create an incentive for these officers to remain with AmeriQuest, and to base a significant portion of their compensation on their ability to turn around AmeriQuest to achieve profitability and other objectives.

AmeriQuest also has a stock option plan. AmeriQuest has never issued restricted stock or stock appreciation rights to executive officers, and it does not have any long-term incentive plans other than the stock option plan. When Computer 2000 controlled a majority of the outstanding shares of AmeriQuest, AmeriQuest ceased issuing additional stock options under the stock option. In addition, Computer 2000 did not support any other long term incentive programs for AmeriQuest officers. As part of the sale of a controlling interest by Computer 2000, the Board of Directors authorized the reservation of 6,700,000 shares (approximately 10% of the post-transaction number of outstanding shares) for future issuances of stock options. Because of the compensation levels of AmeriQuest's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deduction in excess of $1 million.

Upon receiving his promotion to chief executive officer, the Compensation Committee agreed to increase Mr. Kramer's base salary from $150,000 to $200,000 and set an annual performance bonus of up to $229,000 if Mr. Kramer and AmeriQuest achieve certain performance criteria. Mr. Kramer's increased compensation reflects a higher level of responsibility with respect to strategic direction of AmeriQuest. Mr. Kramer's bonus of $145,000 for 1998 was determined based upon Mr. Kramer's and the Company's performance, but took into account Mr. Kramer's equity interest in the Company. This bonus represented a discount from the formula bonus entitlement set by the Compensation Committee in January 1998, which would have resulted in a higher bonus entitlement. Mr. Kramer's compensation is competitive with compensation paid by AmeriQuest in the past to its chief executive officers.

The Compensation Committee has engaged an executive compensation consulting firm to assist it in identifying appropriate compensation plans going forward.

Respectfully submitted by the Compensation Committee as of December 23, 1998.

Walter A. Reimann
Charles W. Soltis

                               PERFORMANCE GRAPH

The performance graph below compares the percentage change in the cumulative stockholder return of AmeriQuest from October 1, 1993 through September 30, 1998 with the percentage change in the cumulative total return over the same period on (i) an index of computer distribution and manufacturing companies, which includes Merisel, Tech Data, Software Spectrum, Micro Age, Intelligent Electronics, Inacom, Western Digital, Seagate, Dell and Compaq (the "CDMC Index") and (ii) the NASDAQ Stock Market -- U.S. Companies. This graph assumes an initial investment of $100 on October 1, 1993 in each of AmeriQuest common stock, the CDMC Index and the NASDAQ Stock Market -- U.S. Companies Index.

Performance Graph

                                  AQS/AMQT           NASDAQ             CDMC
1994                                 100               100               100
1995                                  42               137               116
1996                                  22               161               190
1997                                   8               221               634
1998                                   3               222              1981

                               OTHER INFORMATION

RECENT CHANGE OF CONTROL

On July 20, 1998, Listen Group Partners, L.L.C., an entity owned and managed by AmeriQuest's senior management, acquired the 36,349,878 shares of AmeriQuest's common stock owned by Computer 2000, Inc., a wholly-owned subsidiary of Computer 2000 AG, a German corporation, for $1.00 (the "Transaction"). Those shares represented approximately 54% of the outstanding shares of common stock. As a result, Listen Group assumed control of AmeriQuest.

As part of the Transaction, the following things occurred:

     - Computer 2000 contributed to the capital of AmeriQuest approximately $28 million in intercompany debt and an additional $3 million in cash;

     - AmeriQuest redeemed and canceled 300,000 shares of Series H Cumulative Convertible Preferred Stock, which were convertible into 41,958,042 shares of common stock, held by Computer 2000;

     - AmeriQuest canceled the achievement warrants equivalent to 7,035,280 shares of common stock and a maintenance option equivalent to 2,357,235 shares of common stock, held by Computer 2000;

     - as a result of the Transaction, the number of outstanding shares of common stock, on a fully diluted basis, was reduced from approximately 118 million to approximately 67 million;

     - a total of 6.7 million additional shares of common stock were reserved for issuance to AmeriQuest employees as incentive compensation (including the 4.7 million shares issuable under the Plan);

     - Listen Group and AmeriQuest obtained the release of Computer 2000 from all guarantees of AmeriQuest's obligations;

     - Computer 2000's representatives on the Board of Directors, Harry Krischik, Manfred H. Guenzel, Richard Obermaier and Anton Roedl, resigned. Jon Jensen was immediately elected to fill one of the vacancies;

     - Listen Group and AmeriQuest jointly and severally indemnified Computer 2000 and its director designees against any damages arising following the closing of the Transaction due to actions taken with respect to AmeriQuest prior to the closing;

     - Listen Group paid approximately $220,000 for transaction related expenses, including a D&O insurance tail policy covering Computer 2000 and the current directors of AmeriQuest and the $1 direct consideration, which was funded with capital contributions by Messrs. Kramer and Jensen to Listen Group;

     - Messrs. Kramer and Jensen waived the change of control provisions in their respective employment agreements with AmeriQuest with respect to the Transaction; and

     - AmeriQuest entered into a $10 million asset-backed line of credit with Fleet Capital Corporation replacing our prior line of credit with IBM Credit Corporation.

On September 11, 1998, Listen Group sold 1,640,000 shares of the common stock it acquired to Holger Heims, a former executive officer of AmeriQuest, and 2,680,000 shares of common stock it acquired to Solux Limited, for $1.00.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

See "Recent Change of Control," above, for a description of the acquisition by Listen Group Partners L.L.C., an entity owned and managed by AmeriQuest's senior management, of 36,349,878 shares of AmeriQuest's common stock owned by Computer 2000, Inc., a wholly-owned subsidiary of Computer 2000 AG, a German corporation.

See "Executive Compensation -- Employment Agreements" on page 13 for a description of the employment agreements entered into between AmeriQuest and each of Messrs. Kramer and Jensen.

Edward B. Cloues II, who has been nominated to serve on the Board of Directors, was until January 5, 1998 a partner in Morgan, Lewis & Bockius LLP, a law firm which performed services for AmeriQuest in the fiscal year ended September 30, 1998. During such fiscal year, AmeriQuest paid Morgan, Lewis & Bockius LLP approximately $125,000 in legal fees. AmeriQuest has retained Morgan, Lewis & Bockius LLP to perform legal services during the current fiscal year.

Soltis Management Services, of which Charles W. Soltis, who has been nominated to serve on the Board of Directors, is managing partner, was retained by AmeriQuest in connection with the search for a Vice President of Marketing and Sales.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of AmeriQuest's common stock to file certain reports with the Securities and Exchange Commission.

Based on our review of information provided by persons subject to the Section 16 filing requirements, we believe that all required filings were made on a timely basis, except that Listen Group filed its initial Form 3 two days late.

EXPENSES OF SOLICITATION

The expense of soliciting proxies for the Annual Meeting will be paid for by AmeriQuest. Following the original mailing of the proxies and other soliciting materials, AmeriQuest officers, employees and/or agents may also solicit proxies by mail, telephone, facsimile or in person. We will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and seek instructions for the exercise of proxies. In such cases, AmeriQuest, upon the request of the record holders, will reimburse such holders for their reasonable expense.

ACCOUNTANTS

Arthur Andersen LLP served as our independent public accountants for the 1998 fiscal year and has been selected to serve as our independent public accountants for the 1999 fiscal year. We have requested that a representative of Arthur Andersen LLP attend the Annual Meeting. The representative will have an opportunity to make a statement, if they wish, and will be available to respond to appropriate stockholders' questions.

PROPOSALS FOR NEXT YEAR'S MEETING

Any eligible stockholder who wishes to submit a proposal for presentation at our 2000 Annual Meeting must submit the proposal not later than August 31, 1999, to AmeriQuest, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090,
Attention: Secretary, for inclusion, if appropriate, in our proxy statement and form of proxy relating to our 2000 Annual Meeting.

                                    EXHIBIT

                     PROPOSED 1998 EQUITY COMPENSATION PLAN

                         AMERIQUEST TECHNOLOGIES, INC.

                         1998 EQUITY COMPENSATION PLAN

The purpose of the AmeriQuest Technologies, Inc. 1998 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of AmeriQuest Technologies, Inc. (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock of the Company. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.    Administration

      (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"), which may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b)  Committee Authority.  The Committee shall have the sole authority to
           (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

      (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.    Grants

Awards under the Plan may consist of grants of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options") as described in Section 5 (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") and stock grants as described in Section 6 ("Stock Grants") (Options and Stock Grants are hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.    Shares Subject to the Plan

      (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 4,700,000 shares. After a Public Offering, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 800,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares subject to a Stock Grant are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

      (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.    Eligibility for Participation

      (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

      (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

5.    Granting of Options

      (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

      (b)  Type of Option and Price.

           (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

           (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and
                  (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

           (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

      (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

      (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

      (e)  Termination of Employment, Disability or Death.

           (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a "disability", death, or termination for "cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

           (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for "cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

           (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

           (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

           (v)    For purposes of this Section 5(e) and Section 6:

                  (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

                  (B) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Stock Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                  (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                  (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or (iv) has engaged in such other conduct detrimental to the interests of the Company as the Committee considers to be "cause."

      (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

      (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

6.    Stock Grants

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Grant of restricted or unrestricted stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Grants:

      (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Grants may be issued or transferred for consideration or for no consideration, such as pursuant to a bonus program, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Company Stock shall lapse over a period of time or according to such performance or other criteria as the Committee deems appropriate. The period of time during which the Company Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

      (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Grant and any restrictions applicable to such shares.

      (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

      (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of restricted stock covered by the Stock Grant except to a Successor Grantee under Section 8(a). Each certificate for a share of restricted Company Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of restricted Company

           Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for such shares until all restrictions on such shares have lapsed.

      (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of restricted Company Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

      (f) Lapse of Restrictions. All restrictions imposed on restricted Company Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

7.    Withholding of Taxes

      (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

      (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8.    Transferability of Grants

      (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

      (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9.    Change of Control of the Company

As used herein, a "Change of Control" shall be deemed to have occurred if:

      (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company (other than pursuant to a merger or consolidation of the Company where the shareholders of the Company, immediately prior to the merger or consolidation, will beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

      (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Committee approves) an agreement providing for
           (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

      (c) Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of the then outstanding shares of the Company; or

      (d) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

10.   Consequences of a Change of Control

      (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding Stock Grants shall immediately lapse.

      (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

      (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

      (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

11. Requirements for Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

12.   Amendment and Termination of the Plan

      (a) Amendment. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of section 422 of the Code or such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code.

      (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

      (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under
           Section 18(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

      (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.   Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.   Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

15.   No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.   Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.   Effective Date of the Plan.

Subject to approval by the Company's shareholders, the Plan shall be effective on December 8, 1998.

18.   Miscellaneous

      (a)  Grants in Connection with Corporate Transactions and
           Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a

           Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

      (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

      (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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